Exhibit 99.2

PROTEOSTASIS THERAPEUTICS, INC.

BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$42,642	$13,844
Accounts receivable	140	918
Other current assets	1,119	180

Total current assets	43,901	14,942
Property and equipment, net	456	566
Deferred offering costs	—	2,744
Other assets	102	144
Restricted cash	294	294

Total assets	$44,753	$18,690

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,741	$3,330
Accrued expenses	3,057	2,248
Deferred revenue	4,326	4,076
Deferred rent	191	182

Total current liabilities	11,315	9,836
Deferred revenue, net of current portion	2,543	4,265
Deferred rent, net of current portion	191	287
Preferred stock warrant liability	—	110
Derivative liability	91	2

Total liabilities	14,140	14,500
Commitments and contingencies (Note 9)
Convertible preferred stock, (Series A and B), $0.001 par value; 0 and 110,057,398 shares authorized as of June 30, 2016 and December 31, 2015, respectively; 0 and 104,854,769 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively; aggregate liquidation preference of $0 and $149,392, respectively, as of June 30, 2016 and December 31, 2015	—	112,292
Stockholders’ equity (deficit):
Common stock, $0.001 par value; 125,000,000 and 170,000,000 shares authorized as of June 30, 2016 and December 31, 2015, respectively; 19,139,486 and 571,137 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	20	1
Additional paid-in capital	167,855	12,115
Accumulated deficit	(137,262)	(120,218)

Total stockholders’ equity (deficit)	30,613	(108,102)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$44,753	$18,690

The accompanying unaudited notes are an integral part of these financial statements.

PROTEOSTASIS THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$1,451	$1,070	$2,609	$1,877

Operating expenses:
Research and development	7,404	5,976	14,280	10,479
General and administrative	3,115	1,709	5,416	3,030

Total operating expenses	10,519	7,685	19,696	13,509

Loss from operations	(9,068)	(6,615)	(17,087)	(11,632)
Interest income	20	—	20	—
Interest expense	—	(209)	—	(410)
Other income (expense), net	(5)	205	23	(317)

Net loss and comprehensive loss	(9,053)	(6,619)	(17,044)	(12,359)

Modification of Series A preferred stock	—	10,565	—	10,565
Accruing dividends on preferred stock	—	(2,152)	(1,378)	(4,239)
Allocation of net income to convertible preferred stockholders	—	(1,726)	—	—

Net income (loss) attributable to common stockholders	$(9,053)	$68	$(18,422)	$(6,033)

Net income (loss) per share attributable to common stockholders—basic	$(0.47)	$0.12	$(1.23)	$(11.10)

Weighted average common shares outstanding—basic	19,139,183	553,526	14,953,022	543,368

Net loss per share attributable to common stockholders—diluted	$(0.47)	$(0.46)	$(1.23)	$(11.10)

Weighted average common shares outstanding—diluted	19,139,183	14,515,998	14,953,022	543,368

The accompanying unaudited notes are an integral part of these financial statements.

PROTEOSTASIS THERAPEUTICS, INC.

STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands, except share amounts)

(Unaudited)

	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balances at December 31, 2015	104,854,769	$112,292	571,137	$1	$12,115	$(120,218)	$(108,102)
Exercise of stock options	—	—	17,789	—	43	—	43
Stock-based compensation expense	—	—	—	—	805	—	805
Issuance of common stock upon completion of initial public offering, net of offering costs	—	—	6,250,000	6	42,523	—	42,529
Conversion of convertible preferred stock to common stock	(104,854,769)	(112,292)	9,699,600	10	112,282	—	112,292
Issuance of common stock to settle accruing Series A dividends	—	—	2,590,742	3	(3)	—	—
Issuance of common stock for partial payment of accrued bonus	—	—	10,218	—	62	—	62
Conversion of preferred stock warrant to common stock warrant	—	—	—	—	28	—	28
Net loss	—	—	—	—	—	(17,044)	(17,044)

Balances at June 30, 2016	—	$—	19,139,486	$20	$167,855	$(137,262)	$30,613

The accompanying unaudited notes are an integral part of these financial statements.

PROTEOSTASIS THERAPEUTICS, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(17,044)	$(12,359)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	142	129
Non-cash rent expense	—	23
Prepaid rent expense	(87)	—
Non-cash interest expense	—	410
Stock-based compensation expense	805	38
Change in fair value of derivative liability	89	299
Change in fair value of preferred stock warrant liability	(82)	20
Gain on disposal of property and equipment	(13)	—
Changes in operating assets and liabilities:
Accounts receivable	778	(1,159)
Other current assets	(939)	67
Other assets	42	101
Accounts payable	1,491	2,379
Accrued expenses	1,079	479
Deferred revenue	(1,472)	2,987

Net cash used in operating activities	(15,211)	(6,586)

Cash flows from investing activities:
Purchases of property and equipment	(32)	(19)
Proceeds received from sale of property and equipment	13	—

Net cash used in investing activities	(19)	(19)

Cash flows from financing activities:
Proceeds from issuance of common stock upon completion of initial public offering, net of commissions and underwriting discounts	46,500	—
Proceeds from exercise of stock options	43	57
Payments of initial public offering costs	(2,515)	(373)

Net cash provided by (used in) financing activities	44,028	(316)

Net (decrease) increase in cash and cash equivalents	28,798	(6,921)
Cash and cash equivalents at beginning of period	13,844	8,793

Cash and cash equivalents at end of period	$42,642	$1,872

Supplemental disclosure of non-cash investing and financing activities:
Conversion of convertible preferred stock into common stock	$112,292	$—
Issuance of common stock to settle accrued Series A preferred stock dividends	$3	$—
Issuance of common stock for partial payment of accrued bonus	$62	$—
Conversion of preferred stock warrants into common stock warrants	$28	$—
Modification of Series A preferred stock	$—	$(10,565)
Additions to property and equipment included in accounts payable or accrued expenses	$—	$119
Deferred offering costs included in accounts payable and accrued expenses	$—	$1,153

The accompanying unaudited notes are an integral part of these financial statements.

PROTEOSTASIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

1.	Nature of the Business

Proteostasis Therapeutics, Inc. (the “Company”) was incorporated in Delaware on December 13, 2006. The Company is an innovative biopharmaceutical company committed to the discovery and development of novel therapeutics that treat diseases caused by an imbalance in the proteostasis network, a set of pathways that control protein biosynthesis, folding, trafficking and clearance. The Company’s initial therapeutic focus is on cystic fibrosis, which is caused by defects in the cystic fibrosis transmembrane conductance regulator (“CFTR”) protein and insufficient CFTR protein function. The Company’s lead product candidate, PTI-428, is in early clinical development, and the Company’s other drug candidates are in the discovery phase.

The Company is subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, development by competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations and ability to secure additional capital to fund operations. Product candidates currently under development will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel and infrastructure and extensive compliance-reporting capabilities. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales.

The Company’s financial statements have been prepared on the basis of continuity of operations, realization of assets, and the satisfaction of liabilities in the ordinary course of business. Through August 24, 2016, the Company has primarily funded its operations with proceeds received from its initial public offering, proceeds from the sale of convertible preferred stock and, to a lesser extent, payments received in connection with collaboration agreements and research grants. The Company has incurred losses and negative cash flows from operations and had an accumulated deficit of $137,262 as of June 30, 2016. The Company expects to continue to generate losses for the foreseeable future. As of August 24, 2016, the Company is seeking to raise additional capital. Absent the completion of such financing, the Company expects that its ability to defer or eliminate as necessary certain discretionary expenditures, including variable operating costs, spending on non-core research programs and commencement of certain studies, together with its cash and cash equivalents of $42,642 as of June 30, 2016, will be sufficient to fund its operating expenses and capital expenditure requirements through the second quarter of 2017. The future viability of the Company beyond that point is dependent on its ability to raise additional capital to finance its operations. Although the Company has been successful in raising capital in the past, there is no assurance that it will be successful in obtaining such additional financing on terms acceptable to the Company, if at all. If the Company is unable to obtain funding, the Company could be forced to delay, reduce or eliminate its research and development programs, product portfolio expansion or commercialization efforts, which could adversely affect its business prospects, or the Company may be unable to continue operations.

Reverse Stock Split

On January 19, 2016, the Company effected a 1-for-10.8102 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s Preferred Stock. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

PROTEOSTASIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

Initial Public Offering

In February 2016, the Company issued and sold 6,250,000 shares of its common stock in its initial public offering (“IPO”) at a public offering price of $8.00 per share, for net proceeds of $42,529 after deducting underwriting discounts and commissions of $3,500 and other offering expenses of $3,971. Upon the closing of the IPO, all shares of convertible preferred stock then outstanding converted into an aggregate of 9,699,600 shares of common stock, and the Company issued 2,590,742 shares of common stock as payment of $36,016 of accruing dividends due to holders of Series A preferred stock. In addition, the Company’s convertible preferred stock warrant outstanding at the close of the IPO converted to a warrant to purchase common stock.

In connection with the completion of the IPO, the Company amended its certificate of incorporation to authorize the future issuance of up to 5,000,000 shares of undesignated preferred stock, par value $0.001 per share. As of June 30, 2016, there were no shares of preferred stock issued or outstanding.

Unaudited Interim Financial Information

The accompanying unaudited interim financial statements as of June 30, 2016 and for the three months and six months ended June 30, 2016 and 2015 have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These interim financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2015 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2016.

The unaudited interim financial statements have been prepared on the same basis as the audited financial statements. In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments which are necessary for a fair statement of the Company’s financial position as of June 30, 2016 and results of operations for the six months ended June 30, 2016 and 2015 and cash flows for the six months ended June 30, 2016 and 2015. Such adjustments are of a normal and recurring nature. The results of operations for the three and six months ended June 30, 2016 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2016.

Revision of Previously Issued Financial Information

As presented in Note 8 and within the accompanying statements of operations and comprehensive loss, the Company has revised basic net income per share attributable to common stockholders and diluted net loss per share attributable to common stockholders for the three months ended June 30, 2015 from the amounts presented in error in the unaudited quarterly financial data footnote in the previously filed Form 10-K for the year ended December 31, 2015. Amounts previously reported for basic and diluted net income per share did not appropriately present the allocation of income to participating securities and reflect the impact of certain potential common shares. These revisions decreased basic net income attributable to common stockholders from $3.24 per share to $0.12 per share and reduced diluted net income attributable to common stockholders from $3.24 per share to a loss of $0.46 per share. Based upon the Company’s evaluation of relevant factors, the Company concluded that the revisions to the basic and diluted net income (loss) attributable to common stockholders within the consolidated statement of operations and comprehensive loss are not material to the previously issued quarterly financial data.

PROTEOSTASIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, revenue recognition, the accrual for research and development expenses and the valuation of common stock, preferred stock warrant liability and derivative liability. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Deferred Offering Costs

The Company capitalizes certain legal, professional accounting and other third-party fees that are directly associated with in-process equity financings as deferred offering costs until such financings are consummated. After consummation of the equity financing, these costs are recorded in stockholders’ equity (deficit) as a reduction of additional paid-in capital generated as a result of the offering. As of December 31, 2015, the Company had recorded $2,744 of deferred offering costs in contemplation of the Company’s initial public offering. In conjunction with the completion of the IPO, the Company reclassified $3,971 of deferred offering costs to additional paid-in capital as a reduction of the proceeds from the IPO.

Restricted Cash

At June 30, 2016 and December 31, 2015, restricted cash consisted of a certificate of deposit collateralizing a letter of credit issued as a security deposit in connection with the Company’s lease of its corporate facilities.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. As of June 30, 2016, the Company’s cash equivalents consisted of money market funds.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

PROTEOSTASIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

•	Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s derivative liability and cash equivalents are carried at fair value determined according to the fair value hierarchy described above (see Note 3). The carrying value of cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair value due to the short-term nature of these assets and liabilities.

In connection with the automatic conversion of the Company’s convertible preferred stock, which occurred upon the listing of the Company’s common stock on the NASDAQ on February 10, 2016, the preferred stock warrant became a warrant to purchase common stock and the liability was remeasured at fair value and reclassified to additional paid-in capital.

Net Income (Loss) per Share

In February 2016, upon the closing of the IPO, all of the outstanding shares of the Company’s redeemable convertible preferred stock automatically converted into 9,699,600 shares of the Company’s common stock. Prior to this conversion, the Company followed the two-class method when computing net loss per share as the Company had issued shares that met the definition of participating securities. The two-class method determines net loss per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company’s redeemable convertible preferred stock contractually entitled the holders of such shares to participate in dividends, but did not contractually require the holders of such shares to participate in losses of the Company. Accordingly, the two-class method did not apply for periods in which the Company reported a net loss or a net loss attributable to common stockholders resulting from dividends or accretion related to its redeemable convertible preferred stock.

Basic net income (loss) per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss per share attributable to common stockholders is computed by dividing the diluted net loss attributable to common stockholders by the weighted average number of common shares, including potential dilutive common shares assuming the dilutive effect of outstanding stock options and unvested restricted common shares, as determined using the treasury stock method. For periods in which the Company has reported net losses, diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive. For period in which the Company has reported net income, basic net income per common share attributable to common stockholders is adjusted for certain amounts to calculate diluted net loss per common share attributable to common stockholders, since dilutive common shares are assumed to have been issued if their effect is dilutive and not to have been issued if their effect is anti-dilutive.

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15). The amendments in this update will explicitly require a company’s management to assess an entity’s ability to continue as a going concern and to provide related

PROTEOSTASIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

footnote disclosures in certain circumstances. The new standard will be effective in the first annual period ending after December 15, 2016. Early application is permitted. The Company is currently evaluating the potential impact of the adoption of this standard, but believes its adoption will have no impact on its financial position, results of operations or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases. This guidance will require that lease arrangements longer than 12 months result in an entity recognizing an asset and liability equal to the present value of the lease payments in the statement of financial position. This guidance is effective for annual periods beginning after December 15, 2018, and interim periods therein. This standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-17 will have on its financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new standard involves several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. The new standard will be effective for the Company on January 1, 2017. The Company is currently evaluating the impact that the adoption of ASU 2016-09 will have on its financial position, statements of operations and statement of cash flows.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which supersedes existing revenue recognition guidance under GAAP. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The standard defines a five-step process to achieve this principle, and will require companies to use more judgment and make more estimates than under the current guidance. The Company expects that these judgments and estimates will include identifying performance obligations in the customer contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 such that the standard is effective for public entities for annual periods beginning after December 15, 2017 and for interim periods within those fiscal years. Early adoption of the standard is permitted for annual periods beginning after December 15, 2016. The Company is currently evaluating the impact that the adoption of ASU 2014-09 will have on its financial statements.

In April 2016, the FASB issued ASU 2016-10, Identifying Performance Obligations and Licensing. The new standard clarifies two aspects of ASU 2014-09, Revenue from Contracts with Customers (Topic 606): identifying performance obligations and the licensing implementation guidance. This ASU will become effective for the Company on January 1, 2017. The Company is currently evaluating the impact that the adoption of ASU 2016-10 will have on its financial statements.

PROTEOSTASIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

3.	Fair Value of Financial Assets and Liabilities

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicate the level of the fair value hierarchy utilized to determine such fair values:

	Fair Value Measurements as of June 30, 2016 Using:
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents	$39,636	$—	$—	$39,636

	$39,636	$—	$—	$39,636

Liabilities:
Derivative liability	$—	$—	$91	$91

	$—	$—	$91	$91

	Fair Value Measurements as of December 31, 2015 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative liability	$—	$—	$2	$2
Preferred stock warrant liability	—	—	110	110

	$—	$—	$112	$112

Cash Equivalents

As of June 30, 2016, the Company’s cash equivalents, which were invested in money market funds, were valued based on Level 1 inputs. The Company did not hold any cash equivalents as of December 31, 2015. During the periods ended June 30, 2016 and December 31, 2015, there were no transfers between Level 1, Level 2 and Level 3.

Preferred Stock Warrant Liability

The warrant liability in the table above is comprised of the fair value of a warrant for the purchase of Series A preferred stock and is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. On February 10, 2016, upon the closing of the initial public offering the Series A preferred stock converted into common stock, the preferred stock warrant became exercisable for common stock instead of preferred stock, and the preferred stock warrant liability, was remeasured at the fair value at that time, then reclassified to additional paid-in capital. The following assumptions and inputs were used in determining the fair value of the preferred stock warrant liability valued using the Black-Scholes option-pricing model:

	As of February 10,	As of December 31,
	2016	2015
Expected term (in years)	2.25	2.5
Expected volatility	73.24%	59.12%
Risk-free interest rate	0.74%	1.21%
Expected dividend yield	8.0%	8.0%

PROTEOSTASIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

Derivative Liability

The fair value of the derivative liability is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The fair value of the derivative instrument was determined using the Monte-Carlo simulation analysis. In determining the fair value of the derivative liability, the inputs impacting fair value include the fair value of the Company’s common stock, expected term of the derivative instrument, expected volatility of the common stock price, risk-free interest rate, expected sales-based milestone payments, discount rate, probability of a change of control event, and the probability that the counterparty would elect to accept the alternative cash payment in lieu of its right to the future sales-based milestone payments.

As of June 30, 2016, the Company determined the per share common stock price available based on publicly traded markets. As of December 31, 2015, the Company determined the per share fair value of the underlying stock price by taking into consideration recent business development and economic factors it deemed relevant. The Company determined the expected term of the instrument to be 2.50 years and 0.12 years as of June 30, 2016 and December 31, 2015, respectively. The Company estimated its expected stock volatility to be 82.6% and 74.1% as of June 30, 2016 and December 31, 2015, respectively, based on the historical volatility of publicly traded peer companies for terms matching the expected term of the instrument for each respective period. The risk-free interest rate was determined to be 0.65% and 0.14% as of June 30, 2016 and December 31, 2015, respectively, by reference to the U.S. Treasury yield curve for terms matching the expected term of the instrument for each respective period.

Changes in the values of the preferred stock warrant liability and the derivative liability are summarized below:

	Preferred Stock	Derivative
	Warrant Liability	Liability
Fair value at December 31, 2015	$110	$2
Change in fair value	(82)	89
Conversion to common stock warrant	(28)	—

Fair value at June 30, 2016	$—	$91

4.	Accrued Expenses

Accrued expenses consisted of the following:

	June 30,	December 31,
	2016	2015
Accrued payroll and related expenses	$1,223	$1,607
Accrued research and development expenses	1,098	185
Accrued professional fees	612	436
Accrued other	124	20

	$3,057	$2,248

PROTEOSTASIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

5.	Stock-Based Compensation

2016 Stock Option and Incentive Plan

On February 3, 2016, the Company’s stockholders approved the 2016 Stock Option and Incentive Plan (the “2016 Plan”), which became effective on February 9, 2016. The 2016 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock units, restricted stock awards and other stock-based awards. The number of shares initially reserved for issuance under the 2016 Plan is 1,581,839 shares. The number of shares of common stock that may be issued under the 2016 Plan will automatically increase on each January 1, beginning on January 1, 2017, by the lesser of 3% of the shares of the Company’s common stock outstanding on the immediately preceding December 31 or an amount determined by the Company’s board of directors or the compensation committee of the board of directors. The shares of common stock underlying any awards that are forfeited, canceled, repurchased or are otherwise terminated by the Company under the 2016 Plan and the 2008 Plan will be added back to the shares of common stock available for issuance under the 2016 Plan.

2016 Employee Stock Purchase Plan

On February 3, 2016, the Company’s stockholders approved the 2016 Employee Stock Purchase Plan (the “2016 ESPP”), which became effective in connection with the completion of the Company’s initial public offering. A total of 138,757 shares of common stock were reserved for issuance under this plan. In addition, the number of shares of common stock that may be issued under the 2016 ESPP will automatically increase on each January 1, beginning on January 1, 2017 and ending on January 1, 2026, by the least of (i) 138,757 shares of common stock, (ii) 1% of the Company’s shares of common stock outstanding on the immediately preceding December 31 and (iii) an amount determined by the Company’s board of directors or the compensation committee of the board of directors.

Stock-Based Compensation

The Company grants stock-based awards under the 2016 Plan and is authorized to issue common stock under the 2016 ESPP. The Company also has outstanding stock options under its 2008 Equity Incentive Plan but is no longer granting awards under this plan. As of June 30, 2016, 1,284,444 shares of common stock were available for issuance under the 2016 Plan. As of June 30, 2016, 138,757 shares of common stock were available for issuance to participating employees under the 2016 ESPP. Stock-based compensation expense was classified in the statements of operations and comprehensive loss as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Research and development	$148	$(452)	$232	$(61)
General and administrative	349	52	573	99

	$497	$(400)	$805	$38

Prior to 2013, the Company issued options to purchase 203,964 shares of common stock to non-employees, primarily members of the Company’s scientific advisory board, that vest upon the achievement of specified development and clinical milestones. As of June 30, 2016, options for the purchase of 83,250 shares held by non-employees remained unvested, pending achievement of the specified milestones, and had an aggregate fair value of $829. During the six months ended June 30, 2016 and 2015, the Company did not grant any options to non-employees. For the three and six months ended June 30, 2016 the Company did not record any stock-based

PROTEOSTASIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

compensation expense for options granted to non-employees prior to 2013. For the three and six months ended June 30, 2015 the Company recorded stock-based compensation expense for options granted to non-employees prior to 2013 of $(472) and $(100), respectively.

Stock-based compensation expense for the three months ended June 30, 2015 was reduced by $478 for the cumulative correction of immaterial errors associated with the recognition of stock-based compensation for certain stock options with performance-based vesting conditions. Of this amount, $168 related to years prior to 2015 and $310 related to the three months ended March 31, 2015. Based upon its evaluation of relevant factors, the Company concluded that the uncorrected errors in its previously issued financial statements for any of the periods affected are immaterial and that the impact of recording the cumulative correction during the six months ended June 30, 2015 is not material to the Company’s results for the year ending December 31, 2015.

6.	Collaboration Agreement

Astellas

In May 2016, the Company entered into a fourth amendment, effective as of January 31, 2016, to the Collaborative Research, Development, Commercialization and License Agreement (as further amended the “Astellas Agreement”) with Astellas Pharma Inc. (“Astellas”). In connection with the amendment, in June 2016 the Company received a payment of $1,000 to conduct certain experiments in order to gain additional data on compounds being researched. During the period from February 1, 2016 through July 31, 2016, the Company will not receive any other payment or reimbursement under the agreement. The payment is being recognized by the Company as revenue over the three and a half year research term of the agreement, which commenced in January 2015, with a cumulative catch-up for the elapsed portion of the research term.

In July 2016, the Company entered into a fifth amendment effective as of July 31, 2016, to the Astellas Agreement, Inc. as a result of achieving a pre-clinical milestone and progress to the optimization phase. These amendments provide for the Joint Research Committee to evaluate the progress at various intervals throughout the lead optimization phase. In connection with the amendment, the Company will receive a payment of a $750 non-substantive milestone payment which will be recognized, over the three and half-year research term of the agreement, with a cumulative catch-up for the elapsed portion of the research term.

Biogen

In December 2015, the Company commenced the third year of the research term under the Collaborative Research, Development, Commercialization and License Agreement (the “Biogen Agreement”) with Biogen New Ventures (“Biogen”). Under the original terms of the agreement, beginning in the third year and continuing through the fourth year of the research term, the Company is entitled to receive reimbursement of costs incurred for actual full-time equivalent employees conducting research under the Biogen agreement. During the first two years of the research term the Company received research funding payments on a guaranteed basis in the amount of $4,000. Payments received as reimbursement for actual costs incurred will be accounted for in the same manner as the guaranteed research funding payments, such that the payments will be recognized over the four-year research term of the agreement, which commenced in December 2013, with a cumulative catch-up for the elapsed research term being recognized at the time any such payments are earned.

7.	Income Taxes

The Company did not provide for any income taxes in the three or six months ended June 30, 2016 or 2015. The Company had gross deferred tax assets of $46,562 at December 31, 2015 which increased by approximately

PROTEOSTASIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

$6,800 at June 30, 2016. The Company has provided a valuation allowance for the full amount of its net deferred tax assets because, at June 30, 2016 and December 31, 2015, it was more likely than not that any future benefit from deductible temporary differences and net operating loss and tax credit carryforwards would not be realized.

The Company has not yet recorded any amounts for unrecognized tax benefits, interest or penalties historically through December 31, 2015. The Company files income tax returns in the U.S. federal and state jurisdictions in which it operates. The Company’s income tax returns are generally subject to tax examinations for the tax years ended December 31, 2012 to the present. There are currently no pending income tax examinations. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the Internal Revenue Service and state tax authorities to the extent utilized in a future period.

8.	Net Income (Loss) per Share

Basic and diluted net income (loss) per share attributable to common stockholders was calculated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Numerator:
Net loss	$(9,053)	$(6,619)	$(17,044)	$(12,359)
Modification of Series A preferred stock	—	10,565	—	10,565
Accruing dividends on preferred stock	—	(2,152)	(1,378)	(4,239)
Allocation of net income to convertible preferred stockholders	—	(1,726)	—	—

Net income (loss) attributable to common stockholders-basic	(9,053)	68	(18,422)	(6,033)
Modification of Series A preferred stock	—	(10,565)	—	—
Accruing dividends on preferred stock	—	2,152	—	—
Allocation of net income to convertible preferred stockholders	—	1,726	—	—

Net loss attributable to common stockholders-diluted	$(9,053)	$(6,619)	$(18,422)	$(6,033)

Denominator:
Weighted average number of common shares outstanding—basic	19,139,183	553,526	14,953,022	543,368
Effect of conversion of convertible preferred stock	—	13,962,472	—	—

Weighted average number of common shares outstanding—diluted	19,139,183	14,515,998	14,953,022	543,368

Net income (loss) per share attributable to common stockholders—basic	$(0.47)	$0.12	$(1.23)	$(11.10)

Net loss per share attributable to common stockholders—diluted	$(0.47)	$(0.46)	$(1.23)	$(11.10)

The Company’s potential dilutive securities, which include stock options, convertible preferred stock and a warrant to purchase preferred stock, have been excluded from the computation of diluted net loss per share as the

PROTEOSTASIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same, except for the three months ended June 30, 2015.

The Company excluded the following potential common shares, presented based on amounts outstanding for the three months ended June 30, 2016 and 2015, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:

	Three Months Ended
	June 30,
	2016	2015
Convertible preferred stock (as converted to common stock)	—	—
Options to purchase common stock	1,751,524	969,360
Warrant for the purchase of convertible preferred stock (as converted to common stock)	14,800	14,800

	1,766,324	984,160

The Company excluded the following potential common shares, presented based on amounts outstanding for the six months ended June 30, 2016 and 2015, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:

	Six Months Ended June 30,
	2016	2015
Convertible preferred stock (as converted to common stock)	—	6,980,712
Options to purchase common stock	1,751,524	969,360
Warrant for the purchase of convertible preferred stock (as converted to common stock)	14,800	14,800

	1,766,324	7,964,872

In addition to the potentially dilutive securities noted above, as of June 30, 2015, the Company had outstanding convertible promissory notes for which principal and unpaid accrued interest due under the notes was automatically convertible into the class of the Company’s stock issued in the Company’s next qualified financing, as defined, based on a conversion price equal to the price per share paid by the investors in the financing. Because the necessary conditions for conversion of the notes had not been met as of June 30, 2015, the Company excluded these notes from the table above and the calculation of diluted net loss per share for the three and six months ended June 30, 2015. On September 2, 2015, and concurrent with the sale of Series B preferred stock, all outstanding convertible promissory notes and accrued interest thereon were automatically converted into shares of Series B preferred stock.

9.	Commitments and Contingencies

Dr. Stelios Papadopoulos

In May 2016 the Company entered into a Letter Agreement with Dr. Stelios Papadopoulos with an effective date of July 1, 2016 and a term of 36 months. Under the terms of the Letter Agreement, Dr. Papadopoulos will provide certain consulting and advisory services to the Company as and when requested. The Company will pay

PROTEOSTASIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

a quarterly retainer of $210 to Dr. Papadopoulos for the duration of the Letter Agreement with aggregate fees totaling $2,520 over the term of the Letter Agreement. The retainer may be paid in cash, common stock of the Company or a combination of the two at the discretion of the Company. Any common stock issued in settlement of payments due under this agreement will be valued at the average closing price of the stock for 20 trading days, as listed on the NASDAQ, ending three trading days prior to the issuance of the shares. Additionally, under the terms of the Letter Agreement, if the Company consummates a merger and acquisition (“M&A) transaction, as defined in the Letter Agreement, with another party during the term of the Agreement or the 12-month period following the expiration of the Letter Agreement, Dr. Papadopoulos will be entitled to a M&A transaction fee equal to 1% of the value of the transaction, as defined in the Letter Agreement.